===============================================================================

                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                  1934 (     )

    FILED BY THE REGISTRANT   [X]
    FILED BY A PARTY OTHER THAN THE REGISTRANT   [_]

    CHECK THE APPROPRIATE BOX:
    [_] PRELIMINARY PROXY STATEMENT         [_] CONFIDENTIAL, FOR USE OF
                                                THE COMMISSION ONLY (AS
                                                PERMITTED BY RULE 14a-
                                                6(e)(2))
    [X] DEFINITIVE PROXY STATEMENT
    [_] DEFINITIVE ADDITIONAL MATERIALS
    [_] SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

  PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

  [X] NO FEE REQUIRED.

  [_] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(1) AND 0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        ----------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

        ----------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
        COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

        ----------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

        ----------------------------------------------------------

    (5) TOTAL FEE PAID:

        ----------------------------------------------------------

  [_] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

  [_] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
      ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY
      REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

    (1) AMOUNT PREVIOUSLY PAID:

        ----------------------------------------------------------

    (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

        ----------------------------------------------------------

    (3) FILING PARTY:

        ----------------------------------------------------------

    (4) DATE FILED:

        ----------------------------------------------------------

================================================================================

           [LETTERHEAD OF LABCORP LABORATORY CORPORATION OF AMERICA]


June 6, 1997

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at the Holiday Inn, 4810 New Page Road, Research Triangle Park, NC 27709, on Wednesday, June 25, 1997 at 9:00 a.m., Eastern Daylight time.

  The notice of the Annual Meeting and Proxy Statement which are attached provide information concerning the matters to be considered at the meeting.

  Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed proxy statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with the Board of Directors' recommendations, you need not mark your votes on the proxy card but need to sign, date and return it in the enclosed postage-paid envelope in order to record your vote. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

                                      Sincerely,

                                      /s/ Thomas P. Mac Mahon

                                      Thomas P. Mac Mahon
                                      Chairman of the Board, President and
                                      Chief Executive Officer

[LOGO]

                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
 Laboratory Corporation of America Holdings:

  Notice is hereby given that the 1997 Annual Meeting (the "Annual Meeting") of the stockholders of Laboratory Corporation of America Holdings (the "Company") will be held at the Holiday Inn, 4810 New Page Road, Research Triangle Park, NC 27709, on Wednesday, June 25, 1997 at 9:00 a.m., Eastern Daylight time, for the following purposes:

    1. To elect all of the members of the Company's board of directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified.

    2. To consider and vote upon a proposal to amend Article Fourth of the Company's Certificate of Incorporation to increase the authorized share capital of the Company from 230,000,000 shares to 550,000,000 shares of which 520,000,000 shares will be shares of common stock, par value $0.01 per share and 30,000,000 shares will be shares of preferred stock, par value $0.10 per share.

    3. To consider and vote upon a proposal to approve and adopt an amendment to the Laboratory Corporation of America Holdings 1995 Stock Plan for Non-Employee Directors to increase the number of authorized common shares issuable thereunder by 300,000.

    4. To consider and vote upon a proposal to approve and adopt the Laboratory Corporation of America Holdings 1997 Stock Option Plan.

    5. To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

    6. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

  A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on June 11, 1997 are entitled to notice of, and vote at, the Annual Meeting and at any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Bradford T. Smith

                                          Bradford T. Smith
                                          Secretary

June 6, 1997

   PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL INSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                             358 SOUTH MAIN STREET
                       BURLINGTON, NORTH CAROLINA 27215

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), of proxies to be voted at the 1997 annual meeting of stockholders to be held at the Holiday Inn, 4810 New Page Road, Research Triangle Park, NC 27709, on Wednesday, June 25, 1997 at 9:00 a.m., Eastern Standard time and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about June 6, 1997.

  At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert
E. Mittelstaedt, Jr., James B. Powell, M.D., David B. Skinner, M.D. and Andrew
G. Wallace, M.D., (ii) to consider and vote upon a proposal to amend Article Fourth of the Company's Certificate of Incorporation to increase the authorized share capital of the Company from 230,000,000 shares to 550,000,000 shares of which 520,000,000 shares will be shares of common stock, par value $0.01 per share and 30,000,000 shares will be shares of preferred stock, par value $0.10 per share (the "Share Capital Amendment"), (iii) to consider and vote upon a proposal to approve and adopt an amendment to the Laboratory Corporation of America Holdings 1995 Stock Plan for Non-Employee Directors to increase the number of common shares issuable thereunder by 300,000 (the "Stock Plan Amendment"), (iv) to consider and vote upon a proposal to approve and adopt the Laboratory Corporation of America Holdings 1997 Stock Option Plan (the "1997 Option Plan") (v) to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and (vi) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

                              GENERAL INFORMATION

SOLICITATION AND VOTING OF PROXIES; REVOCATION; RECORD DATE

  All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the seven nominees for director identified in this Proxy Statement, the approval and adoption of the Share Capital Amendment, the Stock Plan Amendment, the 1997 Option Plan and the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for 1997. Any stockholder may revoke his proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention:
Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a subsequently dated proxy or by attending the Annual Meeting and voting in person.

  Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expense in handling proxy materials for beneficial owners.

  Only holders of record of the common stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on June 11, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 122,935,080 shares of Common Stock.

  A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval and adoption of the Stock Plan Amendment, the 1997 Option Plan and for the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. The affirmative vote of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote is required for approval and adoption of the Share Capital Amendment. On any such item, an abstention or broker non-vote will have the same effect as a negative vote except, a broker non-vote for the Stock Plan Amendment, the 1997 Option Plan or ratification of the appointment of independent auditors will have no effect on the vote. As of June 1, 1997, the directors and executive officers of the Company beneficially owned an aggregate of 738,358 shares of Common Stock, representing under 1% of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote.

BENEFICIAL OWNERSHIP

  On April 28, 1995 (the "Effective Date"), Roche Biomedical Laboratories, Inc. ("RBL"), then a wholly owned subsidiary of HLR Holdings Inc. ("HLR"), merged with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 1994, among the Company, RBL, HLR and Hoffmann-La Roche Inc., a New Jersey Corporation ("Hoffmann-La Roche"). In the Merger, HLR was issued 49,008,538 shares of Common Stock, and Roche Holdings, Inc., a Delaware Corporation ("Holdings") was issued 12,320,718 shares of Common Stock, representing in the aggregate approximately 49.9% of the outstanding shares of Common Stock as of the Record Date, in exchange for all of the outstanding shares of common stock of RBL and $135,651,100 in cash. At the time, HLR was a wholly owned subsidiary of Hoffmann-La Roche. Hoffmann-La Roche is a wholly owned subsidiary of Holdings which is in turn an indirect wholly owned subsidiary of Roche Holding Ltd, a Swiss Corporation ("Roche Holding"). Holdings and its affiliates (other than the Company and its subsidiaries) are collectively referred to herein as "Roche." Subsequent to the Merger, all of the Common Stock owned by HLR was transferred to Holdings. The Merger Agreement was included as an exhibit to the annual report on Form 10-K of the Company for the year ended December 31, 1994 filed with the Securities and Exchange Commission (the "Commission").

  In connection with the Merger, the Company distributed a dividend consisting of warrants to purchase an aggregate of 13,285,368 shares of Common Stock for $22.00 (subject to adjustments) on April 28, 2000 to stockholders of record of shares of Common Stock as of April 21, 1995, (each such warrant a "Warrant" and, together with the Roche Warrants, as defined below, the "Warrants") In addition, pursuant to the Merger Agreement, on April 28, 1995, Hoffmann-La Roche purchased Warrants to purchase 8,325,000 shares of Common Stock (the "Roche Warrants") from the Company for an aggregate purchase price of $51,048,900.

  In connection with the Merger, the Company, HLR, Hoffmann-La Roche and Holdings entered into a stockholder agreement dated as of April 28, 1995 (the "Stockholder Agreement"). In December 1996, HLR was merged with and into Hoffmann-La Roche and the shares of Common Stock owned by HLR subsequently transferred from Hoffmann-La Roche to Holdings. The Stockholder Agreement contains certain provisions relating to (i) the governance of the Company following the Merger, including but not limited to the composition of the Board of Directors, (ii) the issuance, sale and transfer of the Company's Equity Securities (as defined in the Stockholder Agreement) by the Company and Roche, (iii) the acquisition of additional Equity Securities of the Company by Roche and (iv) the registration rights granted by the Company to Roche with respect to the Company's Equity Securities. A copy of the Stockholder Agreement was included as an exhibit to the current report on Form 8-K of the Company filed with the Commission on May 12, 1995 in connection with the consummation of the Merger.

  Roche has informed the Company that it will vote for the election of each of the nominees to the Board of Directors identified herein, the approval and adoption of the Share Capital Amendment, the Stock Plan Amendment, the 1997 Option Plan and the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for 1997.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY (AS SPECIFIED BELOW), THE APPROVAL AND ADOPTION OF THE SHARE CAPITAL AMENDMENT AND THE STOCK PLAN AMENDMENT AND THE 1997 OPTION PLAN AND THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                         ITEM 1: ELECTION OF DIRECTORS

  All the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have qualified. All the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

  The governance provisions of the Stockholder Agreement provide, among other things, that the Board of Directors of the Company will (subject to specified exceptions) be comprised of seven members, consisting of three designees of Holdings (the "Roche Directors") and four Independent Directors (as defined therein) nominated by the Nominating Committee of the Board of Directors. The persons nominated to serve as Roche Directors are Mr. Mac Mahon, Dr. Powell and Mr. Belingard. The persons nominated to serve as Independent Directors are Ms. Lane, Mr. Mittelstaedt, Dr. Skinner and Dr. Wallace.

  The Stockholder Agreement also provided that Mr. James R. Maher would serve as Chairman of the Board and Mr. Mac Mahon would serve as Vice Chairman of the Board of the Company until April 28, 1996 ("the Initial Period"). Following the Initial Period, Mr. Maher resigned as Chairman of the Board, Mr. Mac Mahon became Chairman of the Board and the position of Vice Chairman was eliminated. Mr. Maher then resigned from the Board of Directors in November 1996. The Stockholder Agreement also provides that, among other things, certain actions by the Company will require approval by a majority of the entire Board of Directors of the Company, which majority must include at least a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). Included in these items is any change in the size or composition of the Board of Directors or any committee thereof and the establishment of a new committee of the Board of Directors.

  The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

  The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each nominee are set forth below.

  THOMAS P. MAC MAHON (50) has served as Chairman of the Board and Director since April 28, 1996. Prior to such date and since April 28, 1995 he served as Vice Chairman and Director. Mr. Mac Mahon has been President and Chief Executive Officer since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to January 1997 and President of Roche Diagnostics Group and a Director and member of the Executive Committee of Hoffmann-La Roche from 1988 to January 1997. Mr. Mac Mahon was also a Director of HLR until December 1996. As Senior Vice President of Hoffmann-La Roche Inc. and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is also Chairman of the Board of AutoCyte, Inc. ("AutoCyte"). Mr. Mac Mahon is a member of the Management Committee of the Company.

  JEAN-LUC BELINGARD (48) has served as a Director of the Company since the Merger. Mr. Belingard is Director General of the Diagnostics Division and member of the Executive Committee of F. Hoffmann-La Roche Ltd ("F. Hoffmann-La Roche"), Basel, Switzerland, a subsidiary of Roche Holding. He joined F. Hoffmann-La Roche in 1982, and held various positions prior to being named to his current positions in 1990. His current responsibilities include the management of the worldwide diagnostic business of F. Hoffman-La Roche. Mr. Belingard is also a director of Perkin-Elmer Corporation, Norwalk, Connecticut and a Foreign Trade Advisor to the French Government.

  WENDY E. LANE (46) has been a Director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment banking firm, since 1992. Prior to forming Lane Holdings, Inc.,

Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane also serves as a director of Watts Industries, Inc.

  ROBERT E. MITTELSTAEDT, JR. (53) has been a Director of the Company since November 1996. Mr. Mittlestaedt is Vice Dean of The Wharton School of the University of Pennsylvania and Director of the Aresty Institute of Executive Education. Mr. Mittelstaedt has held these and other positions with the Wharton school since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development and service bureau billing operations in the medical industry.

  JAMES B. POWELL, M.D. (58) has served as a Director of the Company since the Merger. From the Merger to January 1997, Dr. Powell served as President and Chief Executive Officer. Previously, Dr. Powell was President of RBL from 1982 until the Merger. Dr. Powell has been President, Chief Executive Officer and a Director of AutoCyte since January 1997. Dr. Powell is a principal investor in AutoCyte. He is a medical doctor and became certified in anatomic and clinical pathology in 1969.

  DAVID B. SKINNER, M.D. (62) has served as a Director of the Company since the Merger. Dr. Skinner has been President and Chief Executive Officer of New York Hospital and Professor of Surgery at Cornell Medical School since 1987. He was the Chairman of the Department of Surgery and Professor of Surgery at the University of Chicago Hospitals and Clinics from 1972 to 1987.

  ANDREW G. WALLACE, M.D. (62) has served as a Director of the Company since the Merger. Dr. Wallace has served as both the Dean of Dartmouth Medical School and Vice President for Health Affairs at Dartmouth College since 1990. He was the Vice Chancellor for Health Affairs at Duke University and the Chief Executive Officer of Duke Hospital from 1981 to 1990.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors has an Audit Committee, an Employee Benefits Committee, an Ethics and Quality Assurance Committee and a Nominating Committee.

  The Audit Committee, currently consisting of Dr. Skinner, Dr. Wallace, and Mr. Mittelstaedt, makes recommendations, among other things, to the Board regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. Pursuant to the Stockholder Agreement, the Audit Committee is comprised entirely of Independent Directors.

  The Ethics and Quality Assurance Committee, currently consisting of Mr. Mac Mahon, Ms. Lane, Dr. Powell, Dr. Wallace, and Dr. Skinner, is responsible for ensuring that the Company adopts and implements procedures that require the Company's employees to act in accordance with high ethical standards and to deliver high quality services.

  The Employee Benefits Committee, currently consisting of Mr. Belingard, Ms. Lane and Dr. Skinner, makes recommendations to the Board regarding compensation and benefit policies and practices and incentive arrangements for executive officers and key managerial employees of the Company. The Employee Benefits Committee also considers and grants awards under the Company's incentive plans, subject to a Special Majority Vote of the Board as described above. Pursuant to the Stockholder Agreement, the Employee Benefits Committee is comprised of a majority of Independent Directors.

  The Nominating Committee, currently consisting of Mr. Mac Mahon, Ms. Lane, and Dr. Wallace, is responsible for recommending the nomination of directors. Pursuant to the Stockholder Agreement, the Nominating Committee is comprised of one Roche Director and two Independent Directors and acts by a majority vote of the entire committee.

  The Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 1998 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 358 S. Main Street, Burlington, NC 27215. Such nominations must be received no later than January 2, 1998.

  During 1996, the Board of Directors held eight meetings and acted once by unanimous written consent of all members thereof, each in accordance with the Company's By-Laws and applicable Delaware corporation law. The Employee Benefits Committee held three meetings; the Audit Committee held two meetings and acted once by unanimous written consent of all members thereof; and the Ethics and Quality Assurance Committee held no meetings in 1996. The Nominating Committee held no meetings in 1996 but acted once by unanimous written consent of all members thereof. During 1996, none of the directors attended fewer than 75% of the meetings of the Board and the committees of which he or she was a member with the exception of Dr. Wallace who attended five of eight meetings of the Board of Directors in 1996 and did not attend one of the two Audit Committee meetings held in 1996. In addition, Mr. Mittlestaedt did not attend one of the two Board meetings held in 1996 after he became a Director of the Company and did not attend the Audit Committee meeting held in 1996 after he became a member of the Audit Committee.

COMPENSATION OF DIRECTORS

  Directors who are currently not receiving compensation as officers or employees of the Company are paid an annual retainer of $30,000, payable in monthly installments, and a fee of $1,000 for each meeting of the Board of Directors or of any Committee thereof they attend and receive reimbursement of expenses they incur for attending any meeting. Pursuant to the Non-Employee Director Stock Plan (the "Director Stock Plan") approved by the stockholders of the Company, 50% of such annual retainer shall be payable in cash and 50% shall be payable in Common Stock of the Company. In 1996, Messrs. Mac Mahon and Belingard and Drs. Skinner and Wallace, earned 2,973 shares of Common Stock under the Director Stock Plan. Ms. Lane and Mr. Mittlestaedt each earned 946 shares of Common Stock under the Director Stock Plan. Dr. Powell was an employee of the Company until January 6, 1997 and therefore received no shares under the Director Stock Plan in 1996.

                              EXECUTIVE OFFICERS

  The following table sets forth as of the date hereof the executive officers of the Company.

NAME                        AGE OFFICE
----                        --- ------
Thomas P. Mac Mahon........  50 Chairman of the Board, President and Chief
                                Executive Officer
Wesley R. Elingburg........  40 Executive Vice President, Chief Financial
                                Officer and Treasurer
Larry L. Leonard...........  56 Executive Vice President
Richard L. Novak...........  56 Executive Vice President
Bradford T. Smith..........  43 Executive Vice President, General Counsel,
                                Corporate Compliance Officer and Secretary
Stevan R. Stark............  50 Executive Vice President
Ronald B. Sturgill.........  60 Executive Vice President
William M. Meilahn.........  56 Senior Vice President, Chief Information Officer

  THOMAS P. MAC MAHON has served as Chairman of the Board and Director since April 28, 1996. Prior to such date and since April 28, 1995 he served as Vice Chairman and Director. Mr. Mac Mahon has been President and Chief Executive Officer since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to January 1997 and President of Roche Diagnostics Group and a Director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon was also a Director of HLR until December 1996. As Senior Vice President of Hoffmann-La Roche Inc. and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is also Chairman of the Board of AutoCyte. Mr. Mac Mahon is a member of the Management Committee of the Company.

  WESLEY R. ELINGBURG has served as Executive Vice President, Chief Financial Officer and Treasurer since October 1996. Prior to this date and since the Merger, Mr. Elingburg was Senior Vice President, Finance. Mr. Elingburg is responsible for the day to day supervision of the finance function of the Company, including treasury functions. Previously, Mr. Elingburg served as Senior Vice President-Finance and Treasurer of RBL from 1988 through April 1995 and Assistant Vice President of Hoffmann-La Roche from 1989 until the Merger in April 1995. Mr. Elingburg is a member of the Management Committee of the Company.

  LARRY L. LEONARD has served as Executive Vice President of the Company since 1993. He joined the Company in 1978. Dr. Leonard, who holds a Ph.D. degree in microbiology, was named Senior Vice President of the Company in 1991 and previously was Vice President-Division Manager. Dr. Leonard oversees Western Operations of the Company which includes the Central, Great Lakes, Midlands, Southwest and West Divisions. Dr. Leonard is a member of the management committee of the Company.

  RICHARD L. NOVAK has served as Executive Vice President of the Company since March 1997. Previous to joining the Company, Mr. Novak was employed by SmithKline Beecham Clinical Laboratories for more than the past five years serving in a variety of senior management positions including Senior Vice President, U.S. Operations and most recently President, International. Mr. Novak oversees operations of the Company's Eastern Operations which includes the Mid-Atlantic, Northeast, South and South Atlantic Divisions. Mr. Novak is a member of the Management Committee of the Company.

  BRADFORD T. SMITH has served as Executive Vice President, General Counsel and Secretary since the Merger. He was appointed Corporate Compliance Officer in August 1996. Previously, Mr. Smith served as Assistant General Counsel of HLR, Division Counsel of RBL and Assistant Secretary and member of RBL's Senior Management Committee from 1988 until April 1995. Mr. Smith served as Assistant Secretary of HLR from 1989 until the Merger and as an Assistant Vice President of HLR during 1992 and 1993. Mr. Smith is a member of the Management Committee of the Company.

  STEVAN R. STARK was appointed Executive Vice President in October 1996 and was Senior Vice President, New York Division, Cranford Region and Alliance/Hospital Division since the Merger in April 1995. Mr. Stark oversees the Company's sales operations including business alliances, managed care and new business development. Previously, Mr. Stark was a Vice President and Division Manager from 1991 to 1995 and a Division Manager from 1986 to 1991. He joined the Company in 1983. Mr. Stark is a member of the Management Committee of the Company.

  RONALD B. STURGILL has served as Executive Vice President since October 1996. Mr. Sturgill oversees operations of the Company's South Atlantic Division and certain corporate functions. Prior to that date and since the Merger, Mr. Sturgill served as Senior Vice President, South Atlantic Division. Mr. Sturgill served as Senior Vice President, Administration of RBL from 1987 until the Merger where his duties included the supervision of Information Systems, Human Resources, Sales Support and Training. Mr. Sturgill is a member of the Management Committee of the Company.

  WILLIAM M. MEILAHN has served as Senior Vice President and Chief Information Officer since December 1995. Previously, Mr. Meilahn was Executive Vice President, MIS and a director of Eduserv Technologies, Inc. from 1993 through 1996, and was a Vice President in various capacities for Automatic Data Processing, Inc. from 1983 through 1993. Mr. Meilahn is a member of the management committee of the Company.

                   EXECUTIVE COMPENSATION AND BENEFIT PLANS

EXECUTIVE COMPENSATION

  The compensation paid by the Company during the year ended December 31, 1996 to certain executive officers is set forth below. The executive officers named are the chief executive officer during the year, the four other most highly compensated executive officers serving at year end, and two officers who would have been included in the table had they not resigned before year end.

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                          COMPENSA-
                                                             TION
                                    ANNUAL COMPENSATION     AWARDS
                                  ----------------------- ----------    ALL
                                                          SECURITIES   OTHER
                                                          UNDERLYING  COMPEN-
                                       SALARY(1) BONUS(2)  OPTIONS/  SATION(3)
NAME AND PRINCIPAL POSITION       YEAR    ($)      ($)     SARS(#)      ($)
---------------------------       ---- --------- -------- ---------- ----------
James B. Powell, M.D............. 1996 $525,000  $    --       --    $   13,050
 Former President and Chief       1995  350,000   367,500  100,000          --
 Executive Officer(4)             1994      --        --       --           --

Wesley R. Elingburg.............. 1996  187,500       --       --         5,928
 Executive Vice President,        1995  110,212    50,000   30,000          --
 Chief Financial Officer and      1994      --        --       --           --
  Treasurer(5)

Larry L. Leonard, Ph.D........... 1996  331,250   162,500      --        13,050
 Executive Vice President         1995  325,000   162,500   30,000      651,958
                                  1994  325,000   246,250  115,000       11,700

Bradford T. Smith................ 1996  210,227       --       --         6,098
 Executive Vice President, Gen-   1995  116,667    61,250   30,000          --
  eral Counsel, Corporate         1994      --        --       --           --
  Compliance Officer and
  Secretary(5)

Stevan R. Stark.................. 1996  190,865       --       --        13,711
 Executive Vice President(6)      1995      --        --       --           --
                                  1994      --        --       --           --

Haywood D. Cochrane, Jr.......... 1996  426,283       --       --         4,500
 Former Executive Vice President, 1995  500,000   150,000   50,000    2,531,658
 Chief Financial Officer and      1994  263,014   225,000  331,250          870
  Treasurer(7)

David C. Weavil.................. 1996  377,841       --       --       513,783
 Former Executive Vice President  1995  221,667   113,750   50,000          --
 and Chief Operating Offi-        1994      --        --       --           --
 cer(5)(8)

--------
(1) Includes salary paid or accrued for each indicated year.
(2) Includes bonus accrued or paid for each indicated year and other payments, excluding severance, made pursuant to employment agreements.
(3) Reflects the following: (i) payment of cash and the fair value of shares of Common Stock of the Company issued for NHL employee stock options canceled in connection with the Merger at the election of each individual in 1995 of $2,494,627 for Mr. Cochrane and $640,258 for Dr. Leonard; (ii) life insurance premiums of $8,550 in 1996 for Dr. Powell, $1,428 in 1996 for Mr. Elingburg, $8,550 in 1996, $7,200 in 1995 and 1994 for Dr.
    Leonard, $1,598 in 1996 for Mr. Smith, $2,436 in 1996 for Mr. Stark, and $3,306 in 1996 for Mr. Weavil; (iii) 401(a) and (k) contributions in 1996 of $4,500 for each individual named in the table, contributions of $4,500 in 1995 and 1994 for Dr. Leonard and $4,500 in 1995 for Mr. Cochrane; (iv) relocation expenses in 1996 for Mr. Stark of $11,275.

(4) Dr. Powell was appointed President and Chief Executive Officer effective with the Merger on April 28, 1995. Dr. Powell's salary information from the date of the Merger is included herein. Dr. Powell resigned his position as President and Chief Executive Officer effective as of January 6, 1997.
(5) Messrs. Smith, Elingburg and Weavil began employment with the Company effective with the Merger on April 28, 1995. The salary information for these individuals from the date of Merger is included herein.
(6) Mr. Stark was appointed an executive officer of the Company in October
    1996.
(7) Mr. Cochrane's employment with the Company commenced on June 23, 1994 in connection with the acquisition of Allied. Mr. Cochrane resigned effective October 18, 1996.
(8) Mr. Weavil resigned his position as Executive Vice President and Chief Operating Officer on December 4, 1996. Mr. Weavil was paid $505,977 in connection with severance and termination benefits. This amount is included under the caption "All Other Compensation."

STOCK OPTION TRANSACTIONS IN 1996

  During 1996, there were no stock option grants to executive officers named in the Summary Compensation Table.

  The following chart shows, for 1996, the number of stock options exercised and the 1996 year-end value of the options held by the executive officers named in the Summary Compensation Table:

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                      AND YEAR-END 1996 OPTION/SAR VALUES

                                                    NUMBER OF     VALUE OF
                                                   SECURITIES    UNEXERCISED
                                                   UNDERLYING   IN-THE-MONEY
                                                   UNEXERCISED  OPTIONS/SARS
                                                  OPTIONS/SARS    AT YEAR-
                                                   AT YEAR-END  END ($)(/1/)
                            SHARES                ------------- -------------
                         ACQUIRED ON     VALUE    EXERCISABLE/  EXERCISABLE/
          NAME           EXERCISE (#) REALIZED($) UNEXERCISABLE UNEXERCISABLE
          ----           ------------ ----------- ------------- -------------
James B. Powell, M.D....       0          $ 0        66,667          $ 0
                                                     33,333            0
Wesley R. Elingburg.....       0            0        16,667            0
                                                      8,333            0
Larry L. Leonard, Ph.D..       0            0        34,130            0
                                                     10,000            0
Bradford T. Smith.......       0            0        20,000            0
                                                     10,000            0
Stevan R. Stark.........       0            0        25,268            0
                                                      8,333            0
Haywood D. Cochrane, Jr.       0            0             0            0
                                                          0            0
David C. Weavil.........       0            0             0            0
                                                          0            0

--------
(1) Calculated using actual December 31, 1996 closing price per common share on the NYSE Composite Tape of $2.875

RETIREMENT BENEFITS AND SAVINGS PLAN

  The following table sets forth the estimated annual retirement benefits payable at age 65 to persons retiring with the indicated average direct compensation and years of credited service, on a straight life annuity basis after Social Security offset, under the Company's Employees' Retirement Plan, as supplemented by the Company's Pension Equalization Plan.

                              PENSION PLAN TABLE
         JAMES B. POWELL, M.D., WESLEY R. ELINGBURG, BRADFORD T. SMITH

    FIVE-YEAR
     AVERAGE
COMPENSATION(/1/)  10 YEARS(/2/) 15 YEARS(/2/) 20 YEARS(/2/) 25 YEARS(/2/) 30 YEARS(/2/)
-----------------  ------------- ------------- ------------- ------------- -------------
    $ 50,000          $7,283        $10,811       $14,338       $17,866       $17,866
     100,000          17,233         25,735        34,238        42,740        42,740
     150,000          27,233         40,735        54,238        67,740        67,740
     200,000          37,233         55,735        74,238        92,740        92,740
     250,000          47,233         70,735        94,238       117,740       117,740
     300,000          57,233         85,735       114,238       142,740       142,740

                              PENSION PLAN TABLE
                   LARRY L. LEONARD, PH.D., STEVAN R. STARK

    FIVE-YEAR
     AVERAGE
COMPENSATION(/1/)  10 YEARS(/2/) 15 YEARS(/2/) 20 YEARS(/2/) 25 YEARS(/2/) 30 YEARS(/2/)
-----------------  ------------- ------------- ------------- ------------- -------------
    $ 50,000          $6,710        $10,065       $13,419       $16,774       $20,129
     100,000          16,024         24,036        32,049        40,061        48,073
     150,000          25,384         38,076        50,769        63,461        76,153
     200,000          34,744         52,116        69,489        86,861       104,233
     250,000          44,104         66,156        88,209       110,261       132,313
     300,000          53,464         80,196       106,929       133,661       160,393

--------
(1) Highest consecutive five-year average base compensation during final ten years. Compensation considered for this five year average is reflected in the Summary Compensation Table under the heading "salary." Under the Equalization Plan, a maximum of $300,000 final average compensation is considered for benefit calculation. No bonuses are considered.
(2) Under the plans, the normal form of benefit for an unmarried participant is a life annuity with a guaranteed minimum payment of ten years. Payments in other optional forms, including the 50% joint and survivor normal form for married participants, are actuarially equivalent to the normal form for an unmarried participant. The above tables are determined with regard to a life only form of payment; thus, payment using a ten year guarantee would produce a lower annual benefit.

  The Retirement Plan, which is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), is a defined benefit pension plan designed to provide an employee having 30 years of credited service with an annuity equal to 52% of final average compensation less 50% of estimated individual Social Security benefits. Credited service is defined generally as all periods of employment with the Company, a participating subsidiary or with Revlon prior to 1992, or RBL after attainment of age 21 and completion of one year of service. Final average compensation is defined as average annual base salary during the five consecutive calendar years in which base salary was highest out of the last ten years prior to normal retirement age or earlier termination. The Employment Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. Such limitation for defined benefit pension plans was $120,000 for 1995 (except to the extent a larger benefit had accrued as of December 31, 1982) and 1996, and will be subject to cost of living adjustments for future years. In addition, the Tax Reform Act of 1986 limits the amount of compensation that can be considered in determining the level of benefits under qualified plans. The applicable limit for 1995 and 1996 will remain at $150,000. The Company believes that, with respect to certain employees, annual retirement benefits computed in accordance with the Retirement Plan's benefit formula may be greater than such qualified plan limitation. The Company's non-qualified, unfunded, Equalization and Supplemental Plans are designed to provide for the payment of the difference, if any, between the amount of such maximum limitation and the annual benefit that would be payable under the Retirement Plans but for such limitation.

  As of December 31, 1996, credited years of service under the retirement plans for the following individuals are for Dr. Powell-26.6 years, Mr. Elingburg-15.4 years, Mr. Leonard-25.8 years, Mr. Smith-13.9 years and Mr. Stark-12 years.

COMPENSATION PLANS AND ARRANGEMENTS

  On April 17, 1996, the Board of Directors approved the Master Executive Severance Plan (the "Severance Plan") which provides severance to certain key employees. The Severance Plan provides for severance payments of two times annual salary and targeted bonus then in effect for the President and Chief Executive Officer and the Executive Vice Presidents of The Company and severance payments of one times annual salary and targeted bonus then in effect for Senior Vice Presidents upon the occurrence of a qualifying termination. Qualifying termination is generally defined as involuntary termination without cause or voluntary termination with Good Reason, as defined. Good reason ("Good Reason") is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than seventy-five (75) miles from the employee's current office without consent of the employee or a material reduction in job responsibilities or transfer to another job without the consent of the employee. Good Reason shall not include a reduction in base salary or targeted bonus where such reduction is pursuant to a Company-wide reduction of base salaries and/or targeted bonuses. In addition, the Severance Plan may not be amended or terminated within thirty-six (36) months of a change in control, as defined. A copy of the Severance Plan was included as an exhibit to the current report on Form 8-K of the Company filed with the Commission on October 24, 1996.

EMPLOYEE BENEFITS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Employee Benefits Committee are Mr. Belingard, Ms. Lane, and Dr. Skinner. Prior to November 1996, Ms. Linda Gosden Robinson was a member of the Employee Benefits Committee. No member of the Employee Benefits Committee was or is an officer or employee of the Company.

  Certain Director Relationships. Robinson Lerer & Montgomery, the corporate communications firm of which a former Director, Ms. Linda Gosden Robinson is President and Chief Executive Officer, performs corporate communications services for the Company. The amount paid to Robinson Lerer & Montgomery for services to the Company in 1996 was $57,993.

EMPLOYEE BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Employee Benefits Committee of the Board of Directors (for the purposes of this section, the "Committee") makes recommendations to the Board of Directors regarding compensation and benefit policies and practices and incentive arrangements for executive officers and key managerial employees of the Company. The Committee also considers and grants awards under the Company's incentive plans, subject to a Special Majority Vote of the Board as described above under "Item 1: Election of Directors."

  The Committee is comprised of a majority of Independent Directors. During 1996, the Committee met three times to review and evaluate executive compensation and benefit programs, including information provided to the Company by independent compensation and benefit consultants.

  Executive Officer Compensation Policies. The Committee's executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, b) motivate and reward such individuals based on corporate business unit and individual performance, and (c) align executives' and stockholders' interests through equity-based incentives.

  Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive's compensation, with the percentage at-risk increasing at increased levels of responsibility; employee stock ownership aligns the interest of employees and stockholders; compensation must be competitive with that offered by companies that compete with the Company for executive talent; and differences in executive compensation within the Company should reflect differing levels of responsibility and/or performance.

  In addition, the Committee adopted policies in 1995 relating to the integration of the compensation programs of the two companies in the Merger, which it continues to implement. The Committee determined that salaries would not be reduced as a result of the Merger. The Committee also decided that rather than renewing existing employment contracts, it would continue RBL's policy of motivating and retaining key employees with awards of incentive compensation and the adoption of a severance program. (See "--Compensation Plans and Arrangements" above for a description of the severance program.) Moreover, consummation of the Merger and achievement of planned Merger synergies were designated as and continue to be important bases for incentive awards.

  A key determinant of overall levels of compensation is the pay practices of ten public companies in the medical supply and medical service industry with revenue comparable to the Company's (the "peer group"). The peer group was chosen by the Company's independent compensation and benefit consultants and includes some, but not all, of the members of the Peer Group used for stock price comparisons (see "--Common Stock Performance" below).

  There are three components to the Company's executive compensation program: base salary, annual incentive compensation and long-term incentive compensation. The more senior the position, the greater the portion of compensation that varies with performance.

  Base salaries are set by the Committee and are designed to be competitive with the peer group companies described above. Generally, the Committee targets salary levels in the second and third quartile of the peer group, adjusted to reflect the individual's job experience and responsibility. Changes in base salaries are based on the peer group's practices, the Company's performance, the individual's performance and increases in cost of living indexes. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual and long-term incentive compensation discussed below. Base salaries are reviewed and adjusted annually.

  Under the Company's annual Bonus Incentive Plan, adopted by the stockholders in 1995, annual incentive compensation is paid in the form of a cash bonus and is generally based on the attainment of specified corporate performance measures, which are established by the Committee at the beginning of the year. The measures used are EBITDA, return of capital, return on equity, earnings per share and net income. No benefits were received under the plan for 1996 as the Company did not achieve the corporate performance measures established by the Committee. However, under an existing employment agreement with Dr. Leonard, the Company paid him an annual bonus equal to a fixed percentage of his base salary.

  Long-term incentive compensation is paid in part in the form of stock options granted under the 1994 Stock Option Plan. The Committee believes that grants of stock options align stockholder value and executive officer interests. Stock options are granted in amounts that are directly related to the level of responsibility of the grantees as compared with their peer group counterparts. The number of options granted is established after determining the projected value of such options as derived from the Black-Scholes option pricing model. The size of previous grants and the number of shares held by an executive are not considered in determining annual award levels.

  As provided in the 1994 Stock Option Plan, stock options are granted with an exercise price equal to the fair market value per share on the date of grant. One-third of the options granted vest on the date of grant, with the remainder vesting in annual equal increments through the second anniversary of the date of grant. No stock option awards are made in the absence of satisfactory performance which is evaluated by the Committee based on the executive's individual contribution to the long-term health and growth of the Company. No options were granted in 1996.

  Long-term incentive compensation will also be paid in cash under the Company's Performance Unit Plan, which was adopted by the stockholders in 1995. The Performance Unit Plan is designed to motivate senior executives to achieve the planned synergies of the Merger over a period from May 1, 1995 to April 30, 1997. No amounts are payable under the plan until the end of the performance period.

  Chief Executive Officer Compensation. James B. Powell, M.D. served as President and Chief Executive Officer for all of the year ended December 31, 1996. He was paid $525,000 in base salary. Dr. Powell's base salary, annual incentive compensation and long-term incentive compensation were determined in the same manner as described above for other executive officers. As such, Dr. Powell did not receive annual incentive compensation or long-term incentive compensation in 1996.

  Limit on Deductibility of Compensation. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deductibility of compensation paid to the chief executive officer and each of the four highest paid employees of public companies to $1 million for fiscal years beginning on or after January 1, 1994. Certain types of compensation arrangements entered into prior to February 17, 1993 are excluded from the limitation. The Company's general policy is to preserve the tax deductibility of compensation paid to its executive officers. OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Company's 1994 Option Plan is structured to meet the requirements of OBRA. In future years, the Committee will consider taking such steps as it deems necessary to qualify compensation so as to not be subject to the limit on deductibility.

                                          The Employee Benefits Committee

                                                   Jean-Luc Belingard
                                                      Wendy E. Lane
                                                 David B. Skinner, M.D.

COMMON STOCK PERFORMANCE

  The Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE"). Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock and the cumulative total return on the Standard & Poor's Composite-500 Stock Index and the weighted average cumulative total return (based on stock market capitalization) on the stock of each of the members of a peer group of companies. The Peer Group includes seven publicly traded medical service and medical supply companies with sales ranging from approximately $1.1 billion to $3.9 billion. Direct competitors of the Company are either substantially smaller than the Company or are subsidiaries of much larger diversified corporations and are therefore not believed to be appropriate peer companies. The Peer Group includes: Allergen, Inc., C.R. Bard Inc., Magellan Health Services Inc., Fisher Scientific International Inc., Thermo Electron Corporation, Bausch & Lomb Inc., and FHP International Corporation.

                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
               AMONG COMPANY, S&P 500 INDEX AND PEER GROUP INDEX

Measurement period                      S&P 500         Peer Group
(Fiscal year Covered)   Company         Index           Index
---------------------   ---------       ---------       ---------
Measurement PT -
12/31/91                $ 100           $ 100           $ 100

12/31/92                $  62           $ 107           $ 108
12/31/93                $  51           $ 118           $ 112
12/31/94                $  47           $ 120           $ 106
12/31/95                $  32           $ 166           $ 140
12/31/96                $  10           $ 203           $ 153

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

  The following table sets forth as of June 1, 1997, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company who is a beneficial owner of any shares of common stock, (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the summary compensation table set forth above and (iv) all current directors and executive officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                                                   AMOUNT AND NATURE
                                                     OF BENEFICIAL   PERCENT OF
                BENEFICIAL OWNER                       OWNERSHIP       CLASS
                ----------------                   ----------------- ----------
Roche Holdings, Inc.
 15 East North Street
 Dover, DE 19901.................................     61,329,256(1)     49.9%
Ronald O. Perelman
 35 East 62nd Street
 New York, NY 10021..............................     14,527,244(2)     11.8%
Thomas P. Mac Mahon..............................        170,663(3)        *
Jean-Luc Belingard...............................          3,996           *
Wendy E. Lane....................................            946           *
Robert E. Mittelstaedt, Jr.......................            946           *
James B. Powell, M.D.............................            --            *
David B. Skinner, M.D............................          3,996           *
Andrew G. Wallace, M.D...........................          3,996           *
Larry L Leonard, Ph.D............................        111,779(3)        *
Bradford T. Smith................................         98,334(3)        *
Stevan R. Stark..................................        103,701(3)        *
Wesley R. Elingburg..............................         95,000(3)        *
Haywood D. Cochrane, Jr..........................        107,735(3)        *
David C. Weavil..................................            -- (3)        *
All current directors and executive officers as a
 group (14 persons)..............................        738,358(3)        *

--------
*  Less than 1%
(1) As reported on the Schedule 13D filed with the Commission on May 8, 1995, on behalf of Roche Holdings, Inc. Roche Holdings Inc. is an indirect wholly owned subsidiary of Roche Holding. Dr. h.c. Paul Sacher, an individual and citizen of Switzerland has, pursuant to an agreement, the power to vote a majority of the voting shares of Roche Holding.
(2) As reported in the Schedule 13G/A filed with the Commission on February 13, 1997, on behalf of Mafco Holdings Inc. ("Mafco"), all shares are owned by National Health Care Group, Inc. ("NHCG"), an indirect wholly owned subsidiary of Mafco. All of the capital stock of Mafco is owned by Mr. Ronald O. Perelman.
(3) Beneficial ownership by officers of the Company includes shares of Common Stock which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon-- 166,667; Dr. Leonard--104,130; Mr. Smith--98,334, Mr. Stark--103,601, Mr.
    Elingburg--95,000; all directors and executive officers as a group (not including Dr. Powell and Messrs. Cochrane and Weavil who are no longer employed by the Company)--712,733.

     ITEM 2: PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

  General. The stockholders of the Company are being asked to approve an amendment to Article Fourth of the Certificate of Incorporation of the Company to increase the authorized share capital of the Company from 230,000,000 shares to 550,000,000 shares, of which 520,000,000 shares will be shares of common stock, par value $0.01 per share and 30,000,000 shares will be shares of preferred stock, par value $0.10 per share.

  The Board of Directors believes that it would be in the best interests of both the Company and its stockholders to effect the foregoing Share Capital Amendment. This amendment has been adopted by the Board of Directors subject to approval of the Company's stockholders.

  The Company is authorized to issue 220,000,000 shares of Common Stock, $.01 par value per share, of which 122,935,080 shares were issued and outstanding at the close of business on the Record Date and 10,000,000 shares of preferred stock, par value $.10 per share, of which no shares were issued and outstanding at the close of business on the Record Date. As proposed and if effected, the Share Capital Amendment would increase the authorized share capital of the Company as set forth above.

  To effect the foregoing amendment, stockholder approval is sought for the Certificate of Amendment to the Certificate of Incorporation of the Company attached as Annex I to this proxy statement. The summary of the terms thereof contained herein is qualified by reference thereto.

  Reasons for the Share Capital Amendment. In February 1997, the Company filed a registration statement with the Securities and Exchange Commission relating to the offering of convertible preferred stock with an aggregate liquidation preference of $500 million issuable in two series pursuant to transferable subscription rights granted on a pro rata basis to each stockholder of the Company.

  The subscription rights give the holder thereof the option until June 16, 1997 (unless extended) to purchase one of two series of preferred stock, each of which is convertible at the option of the holder into Common Stock. One series pays cash dividends and is exchangeable at the Company's option for convertible subordinated notes due 2012. The other series pays dividends in kind until 2003 and in cash thereafter and is not exchangeable for notes. The Company currently has insufficient shares of Common Stock authorized to permit conversion of all of the preferred stock to be issued upon the exercise of rights or as dividends on the pay-in-kind preferred stock or to permit conversion of any notes issued in exchange for preferred stock and insufficient shares of preferred stock authorized to permit the payment of dividends on the pay-in-kind preferred stock.

  The increase in the portion of authorized shares that would be unissued after the Share Capital Amendment (the "Increased Available Portion of Shares") could be used for any proper corporate purpose approved by the Board of Directors of the Company. The Increased Available Portion of Shares will provide the Company with additional flexibility to issue additional shares in connection with future financings. Additional shares could also be used for employee benefit plans or in connection with acquisitions by the Company.

  Because the Share Capital Amendment will result in the Increased Available Portion of Shares, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor the management of the Company views this proposal in that perspective. However, the Company could use the Increased Available Portion of Shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the By-Laws or certain provisions of the Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transaction were opposed by the Board of Directors. Further, the Increased Available Portion of Shares not otherwise required to meet the Company's obligations under the preferred stock and notes referred to above could be issued by the Company without further stockholder approval, which could result in further dilution to the holders of Common Stock.

  Approval. Under Delaware corporation law, the affirmative vote of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote is required for approval and adoption of the Share Capital Amendment. If a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote is not voted in favor of the Share Capital Amendment, the Company will be unable to fulfill its obligations under the terms of the preferred stock and the notes.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE SHARE CAPITAL AMENDMENT.

ITEM 3: AMENDMENT TO THE LABORATORY CORPORATION OF AMERICA HOLDINGS 1995 STOCK
                        PLAN FOR NON-EMPLOYEE DIRECTORS

  On May 19, 1997, the Board of Directors adopted the Stock Plan Amendment to the Laboratory Corporation of America Holdings 1995 Non-Employee Director Stock Plan (the "Plan"). The summary description herein of the principal features of the Plan as amended by the Stock Plan Amendment is qualified by reference to the Plan and the Stock Plan Amendment. The Stock Plan Amendment is attached hereto as Annex II. The purpose of the Plan is to promote the interests of the Company and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors shares of Common Stock as part of their annual retainer fee. The Stock Plan Amendment will extend the expiration date of the Plan through June 30, 2001, revise the amendment provisions of the Plan to take advantage of recent changes to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, subject to shareholder approval, increase by 300,000 the number of shares of Common Stock available under the Plan.

  The Plan provides for the automatic payment of 50% of the annual retainer fee (currently $30,000) for directors of the Company who are not employees of the Company ("Eligible Directors") in the number of shares of Common Stock that results from dividing 50% of the retainer by the fair market value of such shares on the date or dates such retainer is to be paid. The maximum number of shares of Common Stock available under the Plan as proposed to be amended, will be 300,796, subject to adjustment as described below. The shares of Common Stock to be delivered under the Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares and prior to delivery will be registered by the Company with the Commission on Form S-8 and upon registration will be freely tradable, subject to applicable restrictions under Section 16 of the Exchange Act.

  The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive shares of Common Stock or the timing or pricing of grants of shares of Common Stock. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purpose thereof.

  In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the number of shares of common Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be.

  No award may be granted under the Plan after June 30, 2001.

  The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, except in the limited circumstances described above, without the authorization and approval of shareholders in any respect make any amendment that would require stockholder approval under Rule 16b-3 of the Exchange Act or state law.

  On June 1, 1997, the closing price per share of Common Stock on the New York Stock Exchange Composite Tape was $2.625.

  Set forth below is a summary of the awards expected to be made with respect to 1997 pursuant to the Plan:

                               NEW PLAN BENEFITS
                       LABORATORY CORPORATION OF AMERICA
                        NON-EMPLOYEE DIRECTOR STOCK PLAN
                                   AS AMENDED

             NAME AND POSITION               DOLLAR VALUE ($)  NUMBER OF UNITS
             -----------------               ---------------- ------------------
Non-Executive Director Group................      $7,500      not yet determined

  The Plan is not subject to any provision of ERISA and is not qualified under
Section 401(a) of the Code.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE STOCK PLAN AMENDMENT.

  ITEM 4: PROPOSAL TO APPROVE AND ADOPT THE LABORATORY CORPORATION OF AMERICA
                   HOLDINGS 1997 EMPLOYEE STOCK OPTION PLAN

  On May 19, 1997, the Board of Directors approved the Laboratory Corporation of America Holdings' 1997 Employee Stock Option Plan (the "1997 Option Plan") which had been approved by the Employee Benefits Committee on May 19, 1997. The summary description herein of the principal features of the 1997 Option Plan is qualified by reference to the 1997 Option Plan, which is attached hereto as Annex III. The purpose of the 1997 Option Plan is to attract and retain the best available employees for the Company and to encourage the highest level of performance by such employees, thereby enhancing the value of the Company for the benefit of its stockholders. The 1997 Option Plan is also intended to motivate employees to contribute to the Company's future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company.

  Subject to certain modifications required by changes in law and regulation and except as otherwise described herein, the Company's 1997 Option Plan is substantially identical to its 1994 Stock Option Plan. The 1997 Option Plan will be administered by the Employee Benefits Committee appointed by the Company's Board of Directors. During the ten-year period ending on the tenth anniversary of the adoption of the 1997 Option Plan, the Employee Benefits Committee will have authority, subject to the terms of the 1997 Option Plan, to determine when and to whom to make grants under the plan, the number of shares to be covered by the grants, the types and terms of options and SARs granted and the exercise price of the shares of common stock covered by options and SARs, and to prescribe, amend and rescind rules and regulations relating to the 1997 Option Plan.

  Under the terms of the 1997 Option Plan, incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs"), and SARs may be granted by the Employee Benefits Committee in its discretion to key employees (including officers and directors who are employees) of the Company and any of its affiliates, except that ISOs may be granted only to employees of the Company and its parent company and any subsidiary corporation. Due to the provision of the 1997 Option Plan which permits awards in the discretion of the Employee Benefits Committee, it is not possible to determine how many employees of the Company and its affiliates may be eligible for grants of options and SARs. The 1997 Option Plan generally provides that no individual employee may be granted options or SARs representing an aggregate of more than 750,000 shares of Common Stock in any year. The aggregate number of shares of Common Stock as to which options and SARs may be granted under the 1997 Option Plan will not exceed 6,000,000.

  The exercise price of an ISO or a NQSO ("Option Price") may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of Common Stock, such Option Price may not be less than one hundred ten percent (110%) of such fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares.

  The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of other shares of Common Stock with a value equal to the total Option Price or in a combination of cash and such shares, or with money lent by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company.

  No option may be transferred by an optionee during his lifetime. If the employment of an optionee terminates for any reason (other than by reason of death, disability or retirement) the optionee may, within the three-month period following such termination, exercise such options to the extent he was entitled to exercise such option at the date of termination. If an optionee dies while employed (or within three months after termination of employment) or terminates employment by reason of disability or retirement, all previously granted options (whether or not then exercisable), may, unless earlier terminated in accordance with their terms, be exercised by the person or persons to whom the optionee's rights pass within one year after the optionee's death or by the optionee within one year after the optionee's disability or retirement.

  The Employee Benefits Committee may also grant SARs either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of a SAR, a holder is entitled, without payment to the Company, to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the Employee Benefits Committee, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right) multiplied by the number of shares in respect of which the SAR is exercised.

  The Company is required to charge earnings at the close of each accounting period during which the SARs are outstanding. The charge will be equal to the amount by which the fair market value of the shares of stock subject to the SARs exceeds the price for which the SARs may be exercised, less the tax deduction to which the Company may be entitled if the SARs were exercised and less any portion of such amount charged to earnings in prior periods. In the event that the stock subject to the SARs has depreciated in market value since the last accounting period, there will be a credit to earnings.

  Under the 1997 Option Plan, the exercisability of options and Related Rights will be accelerated upon a Change in Control of the Company (as defined in the 1997 Option Plan). If the exercisability of an option or SAR is so accelerated, payments made with respect to such option or SAR may constitute an "excess parachute payment" that is not deductible by the Company in whole or in part under Section 280G of the Code. Such acceleration may also subject the holder of such option or SAR to a 20% federal excise tax under Section 4999 of the Code on all or a portion of the value conferred on such holder by reason of the Change in Control. Option agreements may provide that the Company will reimburse such holder for the full amount of any such excise tax imposed.

  Unless terminated by action of the Board of Directors or the Employee Benefits Committee, no options may be granted under the 1997 Option Plan after May 19, 2007. The 1997 Option Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without shareholder approval if the Employee Benefits Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the 1934 Act, for which or with which the Employee Benefits Committee determines that it is desirable to qualify or comply. The Employee Benefits Committee may amend the terms of any option granted, retroactively or prospectively, but no amendment may adversely affect any vested option without the holder's consent.

  In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the Employee Benefits Committee may make such adjustments to the number of shares authorized under the 1997 Option Plan and to outstanding awards thereunder as it deems necessary.

  The Plan is not subject to any provision of ERISA and is not qualified under
Section 401(a) of the Code.

 Federal Tax Consequences

  Generally, when an optionee exercises a NQSO, the difference between the Option Price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer.

  Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NQSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

  When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more that three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NQSOs.

  Special rules may apply to a participant who is subject to Section 16 of the 1934 Act. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

  The foregoing discussion summarizes the federal income tax consequences of the 1997 Option Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 1997 Option Plan.

                               NEW PLAN BENEFITS

  The amounts of awards that may be granted under the 1997 Option Plan in 1997 are not yet determinable. No awards were granted under the Company's existing stock option plans in 1996.

  THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1997 OPTION PLAN.

                 ITEM 5: RATIFICATION OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse LLP to audit the accounts of the Company for the fiscal year ending December 31, 1997. The Audit Committee undertook a solicitation of bids for the 1997 audit and appointed Price Waterhouse LLP ("Price Waterhouse"). For the year ended December 31, 1996 and for more than the past five years the Company's accounts were audited by KPMG Peat Marwick LLP ("KPMG").

  On April 21, 1997, the Company advised KPMG that it was discontinuing KPMG's services as the Company's independent accountants and was engaging Price Waterhouse as the Company's independent accountants. The decision to discontinue KPMG and to engage Price Waterhouse was approved by the Audit Committee of the Board of Directors.

  KPMG's reports on the financial statements of the Company for the years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  To the knowledge of the management and Audit Committee of the Board of Directors of the Company, in connection with audits of the Company's financial statements for each of the two years ended December 31, 1995 and 1996, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its reports.

  Representatives of Price Waterhouse LLP and KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Stockholder ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the year ending December 31, 1997 the Board of Directors will consider whether to retain that firm for such year.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE STOCKHOLDER AGREEMENT

  In connection with the Merger, the Company, HLR, Holdings and Hoffmann-La Roche entered into the Stockholder Agreement dated as of April 28, 1995. In December 1996, HLR was merged with and into Hoffmann-La Roche and the shares of Common Stock owned by HLR subsequently transferred from Hoffmann-La Roche to Holdings. The Stockholder Agreement contains certain provisions relating to
(i) the governance of the Company following the Merger, including but not limited to the composition of the Board of Directors, (ii) the issuance, sale and transfer of the Company's Equity Securities (as defined therein) by the Company and Hoffmann-La Roche, (iii) the acquisition of additional Equity Securities and (iv) the registration rights granted by the Company to Holdings and Hoffmann-La Roche with respect to the Company's Equity Securities.

  Pursuant to the Stockholder Agreement, the Board of Directors of the Company will (subject to specified exceptions) be comprised of seven members, consisting of three "Roche Directors" and four Independent Directors nominated by the Nominating Committee of the Board of Directors.

  The Stockholder Agreement also provides that, among other things, certain actions by the Company will require approval by a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). Included in these items is any change in the size or composition of the Board of Directors or any committee thereof and the establishment of a new committee of the Board of Directors, and with certain exceptions, the issuance of securities by the Company.

  The Stockholder Agreement also provides that, except under certain circumstances, which include the issuance of Common Stock pursuant to a public offering, the Company may not issue any equity securities unless Holdings is offered the opportunity to purchase an amount of such stock necessary to maintain its interest.

  Pursuant to the Stockholder Agreement, Holdings and its affiliates (other than the Company and its subsidiaries) have the right to acquire Equity Securities (as defined therein) to the extent that, after giving effect thereto, their Total Voting Power would not exceed 75%. Moreover, Holdings and its affiliates (other than the Company and its subsidiaries) may acquire additional Equity Securities notwithstanding the fact that after giving effect thereto, their Total Voting Power would exceed 75%, if Holdings and its affiliates (other than the Company and its subsidiaries) or any one of them offers, prior to consummation of such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities totaling more than 50% of the outstanding Equity Securities (excluding Equity Securities held by Holdings and its affiliates (other than the Company and its subsidiaries)) accept such offer. After the third anniversary of the Merger, the Stockholder Agreement does not restrict purchases by Holdings or its affiliates of Equity Securities.

  In addition, the Stockholder Agreement contains a Demand Registration provision pursuant to which the Company is obligated, upon the request of Holdings, or Hoffmann-La Roche, to file registration statements with the Commission covering any shares of Common Stock owned by those parties which are restricted securities within the meaning of Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"). Holdings and Hoffmann-La Roche will also have the right to include such securities in any registration statement filed by the Company offering securities for its own account or for the account of any holder other than Mafco or any of its affiliates, subject to certain reductions if the managing underwriter determines that the size of the offering or the combination of securities offered would materially interfere with the offering.

THE SHARING AND CALL OPTION AGREEMENT

  In connection with the Merger Agreement, HLR, Mafco Holdings, Inc. ("Mafco"), a Delaware corporation and indirect wholly owned subsidiary of M&F Holdings, National Health Care Group, Inc. ("NHCG"), and the Company entered into the Sharing and Call Option Agreement dated as of December 13, 1994 (the "Sharing and Call Option Agreement"). The Sharing and Call Option Agreement provides, among other things, that at any time after the third anniversary of the Merger, Hoffmann-La Roche (the successor to HLR as discussed above) or one of its affiliates (such party, a "Purchaser") (other than the Company) may exercise the right, which right may only be exercised once, to purchase all, but not less than all, the shares of Common Stock then owned by NHCG, Mafco or any of their controlled affiliates. The Sharing and Call Option Agreement provides that the Purchaser, will, if it elects to exercise this purchase right, pay a price per share for the shares to be purchased equal to 102% of the average closing price per share of such security as reported on the principal national securities exchange on which such shares are listed, or if not so listed, as reported on the National Association of Securities Dealers, Inc. Automated Quotation System--National Market System, for the 30 trading days before the date of such exercise.

  In addition, in accordance with the Sharing and Call Option Agreement, the Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") which has been declared effective by the Commission and includes a resale prospectus that permits NHCG (or any of its pledgees) to sell shares of Common Stock and Warrants received by NHCG in the Merger without restriction. The Company has agreed to use its best efforts to prepare and file with the Commission such post-effective amendments to the Registration Statement or other filings as may be necessary to keep such Registration Statement continuously effective for a period ending on the third anniversary of the date of the Sharing and Call Option Agreement and during such period to use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement. The Company has also agreed to pay all of the Registration Expenses (as defined therein) arising from exercise of the registration rights set forth in the Sharing and Call Option Agreement. A copy of the Sharing and Call Option Agreement was filed with the Commission by the Company as an exhibit to the 1994 10-K.

REGISTRATION RIGHTS AGREEMENT

  In addition to those registration rights granted to NHCG under the Sharing and Call Option Agreement, the Company and NHCG also are parties to a registration rights agreement dated as of April 30, 1991 (the "Registration Rights Agreement") pursuant to which the Company is obligated, upon the request of NHCG, to file registration statements ("Demand Registration Statements") from time to time with the Commission covering the sale of any shares of Common Stock owned by NHCG upon the completion of certain public offerings by the Company of shares of Common Stock in 1991. Such Demand Registration Statements may also cover the resale from time to time of any shares of Common Stock that NHCG may purchase in the open market at a time when it is deemed to be an affiliate (as such term is defined under Rule 144 under the Securities Act of 1933, as amended), and certain securities issued in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, or other pro rata distribution. NHCG will also have the right to include such Common Stock and other securities in any registration statement filed by the Company for the underwritten public offering of shares of Common Stock (whether or not for the Company's account), subject to certain reductions in the amount of such Common Stock and securities if the managing underwriters of such offering determine that the inclusion thereof would materially interfere with the offering. The Company agreed not to effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the securities covered by any Demand Registration Statement during the 15-day period prior to, and during the 45-day period beginning on, the closing date of each underwritten offering under such registration statement and NHCG agreed to a similar restriction with respect to underwritten offerings by the Company. NHCG's rights under the Registration Rights Agreement are transferable as provided therein.

  Until the third anniversary of the Sharing and Call Option Agreement, when the Company's obligation to keep the Registration Statement effective expires, the registration rights granted to NHCG pursuant to the Registration Rights Agreement are substantially duplicative of those granted pursuant to the Sharing and Call Option Agreement. After such date and only to the extent that NHCG still holds shares of Common Stock or Warrants that it held as of or received in the Merger, NHCG will continue to be entitled to the registration rights described in the preceding paragraph, unless the Registration Rights Agreement has been otherwise amended or terminated.

TAX ALLOCATION ARRANGEMENT

  Until May 7, 1991, the Company was included in the consolidated federal income tax returns, and in certain state income tax returns, of Mafco, M&F Holdings, Revlon Group and Revlon. As a result of the reduction of M&F Holdings' indirect ownership interest in the Company on May 7, 1991, the Company is no longer a member of the Mafco consolidated tax group. For periods subsequent to May 7, 1991, the Company files its own separate federal, state and local income tax returns. Nevertheless, the Company will remain obligated to pay to M&F Holdings (or other members of the consolidated group of which M&F Holdings is a member) any income taxes the Company would have had to pay (in excess of those which it has already paid) if it had filed separate income tax returns for taxable periods beginning on or after January 1, 1985 (but computed without regard to (i) the effect of timing differences (i.e., the liability or benefit that otherwise could be deferred will be, instead, includible in the determination of current taxable income) and (ii) any gain recognized on the sale of any asset not in the ordinary course of business). In addition, despite the reduction of M&F Holdings' indirect ownership of the Company, the Company will continue to be subject under existing federal regulations to several liability for the consolidated federal income taxes for any consolidated return year in which it was a member of any consolidated group of which Mafco, M&F Holdings, Revlon Group or Revlon was the common parent. However, Mafco, M&F Holdings, Revlon Group and Revlon have agreed to indemnify the Company for any federal income tax liability (or any similar state or local income tax liability) of Mafco, M&F Holdings, Revlon Group, Revlon or any of their subsidiaries (other than that which is attributable to the Company or any of its subsidiaries) that the Company would be required to pay.

CERTAIN OTHER TRANSACTIONS WITH ROCHE

  In December 1996, the Company received a loan from Roche Holdings of $187.0 million to fund the Settlement Payment in the form of a promissory note which bears interest at 6.625% per annum. In March 1997, the original maturity of March 31, 1997 of such note was extended to March 31, 1998.

  The Company has certain on-going arrangements with Roche for the purchase by the Company of certain products and the licensing by the Company from Roche of certain diagnostic technologies, with an aggregate value of approximately $18.7 million in 1996. The Company provides certain diagnostic testing and support services to Roche in connection with Roche's clinical pharmaceutical trials, with an aggregate value of approximately $2.4 million in 1996. In addition, in connection with the Merger, the Company and Roche have entered into a transition services agreement for the provision by Roche to the Company of certain payroll and other corporate services for a limited transition period following the Merger. These services are charged to the Company based on the time involved and the Roche personnel providing the service. The Company paid Roche a total of $267,000 in 1996 for these services. Each of these arrangements was entered into in the ordinary course of business, on an arm's-length basis and on terms which the Company believes are no less favorable to it than those obtainable from unaffiliated third parties.

CERTAIN TRANSACTIONS WITH AUTOCYTE, INC.

  The Company has certain on-going arrangements with AutoCyte for the purchase by the Company of certain products with an aggregate value of approximately $2.2 million in 1996.

                             STOCKHOLDER PROPOSALS

  Under the rules and regulations of the Commission as currently in effect, any holder of at least $1,000 in market value of Common Stock who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 1998 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street,

Burlington, North Carolina 27215, no later than January 2, 1998. This date was calculated based on a planned meeting date in early June 1998.

  Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

                            ADDITIONAL INFORMATION

  The Company will make available a copy of the 1996 Form 10-K and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date June 11, 1997, the person making the request was a beneficial owner of Common Stock entitled to vote.

  In order to ensure timely delivery of such document prior to the annual meeting, any request should be received by the Company promptly.

                                OTHER BUSINESS

  The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Bradford T. Smith

                                          Bradford T. Smith
                                          Secretary

June 6, 1997

                                                                        ANNEX I

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                  LABORATORY CORPORATION OF AMERICA HOLDINGS

  Laboratory Corporation of America Holdings, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  First: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted declaring advisable proposed amendments of the Certificate of Incorporation of the Corporation as follows:

    Resolved, that the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation be amended by substituting in lieu thereof the paragraph:

    "The total number of shares of stock which the Corporation shall have authority to issue is five hundred fifty million (550,000,000) shares of which five hundred twenty million (520,000,000) shares will be shares of common stock each having a par value of $0.01, and thirty million (30,000,000) shares will be shares of preferred stock each having a par value of $0.10 per share."

  Second: That the holders of a majority of the issued and outstanding shares of the Common Stock, par value $.01 per share, of the Corporation, have voted in favor of the foregoing amendment in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

  Third: That said amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

  In Witness Whereof, Laboratory Corporation of America Holdings has caused this Certificate to be signed by Thomas P. Mac Mahon, its President, Chief Executive Officer and Director this 26th day of June, 1997.

                                          By: _________________________________

                                                                       ANNEX II

                                FIRST AMENDMENT
                                      TO
                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                  1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

  This First Amendment ("Amendment") to the Laboratory Corporation of America Holdings 1995 Stock Plan for Non-Employee Directors (the "Plan") made this 19th day of May, 1997 by Laboratory Corporation of America Holdings (the "Company"). All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

  Whereas, the Company wishes to amend the Plan to increase by 300,000 the number of shares which may be available thereunder;

  Whereas, the Company wishes to extend the expiration date of the Plan;

  Whereas, the Company wishes to amend the amendment provisions of the Plan to take advantage of recent changes to the regulations issued pursuant to Section 16(b) of the Exchange Act.

  Now Therefore, subject to shareholder approval, the Board of Directors hereby adopts this Amendment upon the following terms and conditions

  1. The first sentence of Section 5 shall be deleted and replaced with the following sentence:

    Subject to adjustment as provided in Section 7, upon shareholder approval of the First Amendment to the Plan, an aggregate of 300,796 Shares shall be available for grant under the Plan.

  2. The second sentence of Section 11 shall be deleted and replaced with the following sentence:

    The Plan shall terminate on June 30, 2001, unless the Plan is extended or terminated at an earlier date by shareholders or by exhaustion of the Shares available for issuance thereunder.

  3. The last sentence of Section 10 shall be deleted.

  Witness the signature of the undersigned officer of Laboratory Corporation of America Holdings.

                                          Laboratory Corporation of America
                                           Holdings

                                                     Bradford T. Smith
                                          By __________________________________
                                          Executive Vice President and General
                                                         Counsel

                                                                      ANNEX III

                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                            1997 STOCK OPTION PLAN

1. PURPOSE; RESTRICTIONS ON AMOUNT AVAILABLE UNDER THE PLAN.

  This 1997 Stock Option Plan ("Plan") is intended to encourage stock ownership by employees of Laboratory Corporation of America Holdings (the "Company") and employees of Affiliated Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees to remain in the employ of the Company and to put forth maximum efforts for the success of the business. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as thereafter amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "Options") or stock appreciation rights ("Rights"), which Rights may be either granted in conjunction with Options ("Related Rights") or unaccompanied by Options ("Free Standing Rights"), as hereinafter set forth.

2. DEFINITIONS.

  As used in this Plan, the following words and phrases shall have the meanings indicated:

    (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

    (b) "Change in Control" shall mean circumstances under which Roche Holding Ltd. or any corporation directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Roche Holding Ltd. ceases to maintain "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act), individually or in the aggregate, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities.

    (c) "Disability" shall mean an optionee's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

    (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (e) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock (as defined in Section 5 hereof) on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

    (f) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option , each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (g) "Retirement" shall mean an optionee's termination of employment in accordance with the provisions of the Company's Employee Retirement Plan at such Optionee's Normal Retirement Date, as defined in such plan.


                                     III-1

    (h) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (i) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary corporations.

3. ADMINISTRATION.

  The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which shall be comprised of three or more persons, each of whom shall qualify as a "Non-Employee Director" as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Options and/or Rights granted under the Plan ("Option Agreements"); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

  No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Right granted hereunder.

4. ELIGIBILITY.

  Options, Rights, or both Options and Rights may be granted to key employees (including, without limitation, officers and directors who are employees) of the Company or its present or future Affiliate Corporations, except that Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Options and/or Rights shall be granted and the number of shares to be covered by each option and any Rights, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an "Optionee."

  An Optionee shall be eligible to receive more than one grant of an Option during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. STOCK.

  The stock subject to Options and Rights hereunder shall be shares of the Company's common stock, par value $0.01 per share ("Common Stock"). Such shares may, in whole or in part, be authorized but unissued

                                     III-2
shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Options and Rights may be granted from time to time under the Plan shall not exceed 6,000,000. No person may be granted Options or Rights under the Plan representing an aggregate of more than 750,000, shares of Common Stock in any year. The limitations established by the preceding two sentences shall be subject to adjustment as provided in Section 8(i) hereof.

  To the extent that (1) any Option expires or is terminated without being exercised or surrendered, (2) any option is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option or (3) any Free Standing Right expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of options or Rights.

6. INCENTIVE STOCK OPTIONS.

  Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 8 hereof.

  (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

  (b) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7. NONQUALIFIED STOCK OPTIONS.

  Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 8 hereof.

8. TERMS AND CONDITIONS OF OPTIONS.

  Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Company and the optionee, which agreement shall comply with and be subject to the following terms and conditions:

    (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

    (b) Type of Option. Each Option agreement shall specifically identify the portion, if any, of the option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

    (c) Option Price. Each Option Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in
  Section 6(b) hereof. The Option Price shall be subject to adjustment as provided in Section 8(i) hereof. The date on which the Committee adopts a resolution expressly granting an option shall be considered the day on which such option is granted.

    (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part, at the discretion of the

                                     III-3

  Committee (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion separately with respect to each exercise of options and each optionee; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

    (e) Term and Exercise of Options. Options shall be exercised over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option and such exercise period shall be further limited in circumstances described in Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 8(f) and 8(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

    (f) Termination of Employment. Except as provided in this Section 8(f) and in Section 8(g) hereof, an Option may not be exercised unless the Optionee is then in the employ of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Optionee has remained continuously so employed since the date of grant of the Option. In the event that the employment of an Optionee shall terminate (other than by reason of death, Disability or Retirement), all options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in the Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment at any time.

    (g) Acceleration of Benefits Upon Death, Disability or Retirement of Optionee or a Change in Control. If (i) an Optionee shall die while employed by the Company or an Affiliate Corporation thereof, (ii) an Optionee shall die within three (3) months after the termination of such Optionee's employment, (iii) the Optionee's employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control, then in any such case all options theretofore granted to such Optionee (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Optionee, at any time within one year after the date of death, Disability or Retirement of the Optionee or the Change in Control.

    (h) Nontransferability of Options. Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

    (i) Effect of Certain Changes.

      (1) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, a stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Options and Rights, the number of such shares covered by outstanding Options and Rights, and the price per share of such Options or the

                                     III-4
    applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

      (2) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized share with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

      (3) To the extent that the foregoing adjustment relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Inventive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

    (j) Rights as a Stockholder. An Optionee or a transferee of an Option shall have not rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

    (k) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Option, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9. STOCK APPRECIATION RIGHTS.

  (a) Grant and Exercise. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case for an Incentive Stock Option, related Rights may be granted only at the time of the grant of the Incentive Stock Option.

  A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

  A Related Right may be exercised by an Optionee, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

  (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee and as evidenced by a written Option Agreement between the Company and the Optionee, including the following:

    (1) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 8 and this Section 9 of the Plan; provided, however, that any related right shall not be exercisable during the first six (6) months of the term of the Related Right, except that this additional limitation shall not apply in the event of death of the Optionee prior to the expiration of the six (6) month period.

    (2) Upon the exercise of a Related Right, an Optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value

                                     III-5
  of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

    (3) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of Section 8 of the Plan.

    (4) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

    (5) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that Free Standing Rights shall not be exercisable during the first (6) six months of the term of the Free Standing Right, except that this limitation shall not apply in the event of death of the recipient of the Free Standing Right prior to the expiration of the six-month period.

    (6) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

    (7) Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the right is being exercised, with the Committee having the right to determine the form of payment.

    (8) No Free Standing Right shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the recipient's lifetime, only by the recipient or his legal guardian or legal representative.

    (9) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of an Optionee.

10. AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES.

  If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

    (a) no later than the date of exercise of any Option or Right granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or Right (any such tax, a "Withholding Tax"); and

    (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Optionee.

11. GROSS-UP FOR EXCISE TAX.

  An Option Agreement may provide that in the event that an Optionee becomes entitled by reason of a Change of Control to the accelerated vesting of an Option, if such Optionee will be subject to the excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to such Optionee as additional compensation an amount (the "Gross-Up Payment") which, after taking into account any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 10, shall be equal to the amount of such Excise Tax. For purposes of determining whether an Optionee will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Optionee in connection with a Change in Control of the Company or the Optionee's termination of employment (whether pursuant to the terms of the Option Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company

                                     III-6
or such entity) shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Optionee such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax,
(ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Optionee by reason of the Change of Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Optionee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Optionee's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Optionee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Optionee with respect to such excess) at the time that the amount of such excess finally is determined. The Optionee and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

12. TERMINATION AND AMENDMENT.

  Unless terminated by action of the Board of Directors or the Committee, no options may be granted under the Plan after May 19, 2007. The Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the 1934 Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any option granted, retroactively or prospectively, but no amendment may adversely affect any vested option without the holder's consent.

13. EFFECTIVENESS; APPROVAL OF STOCKHOLDERS.

  The Plan shall take effect upon its adoption by the Board of Directors, but its effectiveness and the exercise of any Options or Rights shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve (12) months after the date the Plan is adopted by the Board.

14. EFFECT OF HEADINGS.

  The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

                                     III-7

                            STOCK OPTION AGREEMENT

  This Agreement dated as of the       between Laboratory Corporation of
America Holdings, a Delaware corporation (the "Company") and       (the
"Employee").

                              W I T N E S S E T H

  In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

 1. Grant of Options.

  Subject to the provisions of this Agreement and to the provisions of the Laboratory Corporation of America Holdings 1997 Stock Option Plan (the "Plan"), the Company hereby grants to the Employee the right and option (the "Option") to purchase all or any part of the number of shares of common stock, par value $0.01 per share ("Common Stock") of the Company, set forth on Schedule A attached hereto at the price per share and on the other terms set forth on Schedule A.

 2. Exercisability of Options.

  All of the shares subject to the Options may be purchased by Employee pursuant to exercise of the Options on or after [insert grant date], subject to the prior expiration or sooner termination of the Options provided, however, that Options may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Options are then exercisable if such number of shares is less than 100).

 3. Method of Exercise of the Options.

  (a) The Options as to which the Employee is vested shall be exercisable by delivery to the Company of a written notice stating the number of shares to be purchased pursuant to this Agreement and accompanied by payment for the full purchase price of the shares to be purchased. Fractional share interest shall be disregarded except that they may be accumulated.

  (b) The exercise price shall be paid in cash or by certified check or bank draft payable to the order of the Company, or by exchange of Common Stock of the Company having an aggregate fair market value equal to the aggregate exercise price, or by a combination of the foregoing.

 4. Termination of Employment.

  Except as provided in Paragraph 4 and in Paragraph 5 hereof, Options may not be exercised unless the Employee is then in the employ of (i) the Company,
(ii) an affiliated corporation or (iii) a corporation issuing or assuming the Options in a transaction to which Section 424 of the Internal Revenue Code of 1986 applies or a parent corporation or subsidiary corporation of the corporation described in the clause (iii), and unless the Employee has remained continuously so employed since the date of grant of the Options. In the event that the employment of the Employee shall terminate (other than by reason of death, disability or retirement), all Options of such Employee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination.

  Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its affiliate corporations or interfere in any way with the right of the Company or any such affiliate corporation to terminate such employment at any time.

 5. Acceleration of Benefits Upon Death, Disability or Retirement of Employee or Change in Control.

  If (i) Employee shall die while employed by the Company or an affiliate corporation thereof, (ii) the Employee shall die within three (3) months after the termination of the Employee's employment, (iii) the

                                     III-8

Employee's employment shall terminate by reason of Disability or Retirement (as defined in the Plan) or (iv) there is a Change in Control (as defined in the Plan), all Options granted pursuant to this Agreement which are vested and which have not been exercised may, unless earlier terminated in accordance with their terms, be exercised by the Employee or by the Employee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or disability of the Employee, at any time within one (1) year after the date of Death, Disability or Retirement of the Employee or the Change in Control.

 6. Nontransferability of Options.

  The Options are non-transferrable by the Employee other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Employee only by the Employee or by his guardian or legal representative.

 7. Effect of Certain Changes.

  (a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash in dividends, or any like change, the number of shares covered by outstanding Options granted pursuant to this Agreement, and the price per share of such Options, shall be proportionately adjusted by the Committee to reflect any such change or distributing provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

  (b) In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Agreement and the Plan.

  (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

 8. Rights As a Stockholder.

  An Employee or a transferee of Options shall have no rights as a stockholder with respect to any shares covered by such Options until the date of the issuance of a stock certificate to such individual for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in Paragraph 7 of this Agreement.

 9. Payment of Transfer Taxes, Fees, and Other Expenses.

  The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares acquired pursuant to exercise of the Options, together with any and all the fees and expenses necessarily incurred by the Company in connection therewith.

 10. Other Restrictions.

  The exercise of each Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such

                                     III-9
listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

 11. Taxes and Withholding.

  No later than the date of exercise of any Options granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Options and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Options.

 12. Notices.

  Any notices to be given under the terms of this Agreement shall be in writing and addressed to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention: General Counsel and to the Employee at the address set forth on schedule A, or at such other address as either party may hereafter designate in writing to the other.

 13. Effect of Agreement.

  Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

 14. Laws Applicable to Construction.

  The Options have been granted, executed and delivered in the State of New York, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, as supplied to contracts executed in and performed wholly within the State of New York.

 15. Conflicts and Interpretation.

  If there is any conflict between this Agreement and the Plan, or if there is any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matter as to which this Agreement is silent, in any such case the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

 16. Headings.

  The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

 17. Amendment.

  This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be continued as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

 18. Gross Up for Excise Tax.

  In the event that the Employee becomes entitled by reason of a Change in Control to the accelerated vesting of the Option, if the Employee will be subject to the excise tax (the "Excise Tax") under Section 4999 of the

                                    III-10

Code, the Company shall pay to the Employee as additional compensation an amount (the "Gross-Up Payment") which, after taking into account any Federal, state and local income tax and Excise Tax upon the payment provided for by this Section 18, shall be equal to the amount of such Excise Tax as calculated under the Plan, and subject to adjustment under procedures described in the Plan.

  In Witness Whereof, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set this hand.

                                          Laboratory Corporation of America
                                           Holdings

                                          By: _________________________________

                                          Title: ______________________________

                                          Employee

                                          By: _________________________________

                                          Title: ______________________________

                                    III-11

         STOCKHOLDERS'S PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                  LABORATORY CORPORATION OF AMERICA HOLDINGS

To: Laboratory Corporation of America Holdings

     I appoint Bradford T. Smith and Wesley R. Elingburg individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held at The Holiday Inn, 4810 New Page Road, Research Triangle Park, N.C., 27709 on Wednesday, June 25, 1997, at 9:00 a.m., Eastern Daylight time, and at any adjournment or postponement of the meeting.

     MY PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS DIRECTED ON THE OTHER SIDE OF THIS CARD, BUT IN THE ABSENCE OF ANY INSTRUCTIONS FROM ME, MY PROXIES WILL VOTE "FOR" THE ELECTION OF ALL THE NOMINEES LISTED UNDER ITEM 1 AND "FOR" ITEM 2, ITEM 3, ITEM 4, AND ITEM 5. MY PROXIES MAY VOTE ACCORDING TO THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. I MAY REVOKE THIS PROXY PRIOR TO ITS EXERCISE.

               PLEASE SIGN AND DATE THE OTHER SIDE OF THE CARD.

                       (Please fill in the appropriate boxes on the other side.)

[X] Please mark your
    votes as in this
    example.

--------------------------------------------------------------------------------
The Board of Directors rcommends that you vote "FOR" all the nominees listed under Item No. 1 and "FOR" Item No. 2, Item No. 3, and Item No. 4, and Item No. 5.

                            FOR all               WITHHOLD AUTHORITY
1. Election of all         nominees                for all nominees
   the members                [_]                        [_]
   of the
   Company's
   Board of
   Directors.

NOMINEES:   Thomas P. Mac Mahon, James B.
            Powell, M.D., Jean-Luc Belingard,
            Wendy E. Lane, Robert E.
            Mittelstaedt, Jr., David B. Skinner,
            M.D. and Andrew G. Wallace, M.D.

For, except vote withheld from the following nominee(s).

---------------------------------------------------------

2. Approval to amend Article Fourth of the Certificate of Incorporation to increase the number of authorized shares to 520,000,000 shares of common stock and 30,000,000 shares of preferred stock.

   FOR                      AGAINST                          ABSTAIN
   [_]                        [_]                              [_]

3. Approval and adoption of an amendment to the Laboratory Corporation of America Holdings 1995 Stock Plan for Non-Employee Directors to increase the number of common shares issuable by 300,000.

   FOR                      AGAINST                          ABSTAIN
   [_]                        [_]                              [_]

4. Approval and adoption of the Laboratory Corporation of America Holdings 1997 Stock Option Plan.

   FOR                      AGAINST                          ABSTAIN
   [_]                        [_]                              [_]

5. Ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors for 1997.

   FOR                      AGAINST                          ABSTAIN
   [_]                        [_]                              [_]


Signature(s)___________________________________ Date:_______________________

Signature(s)___________________________________ Date:_______________________

NOTE: Please sign exactly as name(s) appear(s) above. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate in signing. If the stockholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign. Date and promptly return the card in the envelope provided.